UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

January 12, 2018

Date of report (Date of earliest event reported)

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA (Address of principal executive offices)	02141 (Zip Code)

Registrant’s telephone number, including area code (617) 714-0360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our”, “Company” and “Leap” refer to Leap Therapeutics, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on November 14, 2017, Leap Therapeutics, Inc. (the “Company”) entered into purchase agreements (collectively, the “Purchase Agreement”) with certain existing and new institutional accredited investors and strategic partners (collectively, the “Purchasers”). Pursuant to such Purchase Agreements, the Company, in a private placement, agreed to issue and sell to the Purchasers an aggregate of 2,958,094 shares (the “Shares”) of unregistered common stock, par value $0.001 per share, of the Company (the “Common Stock”), at a price per share of $6.085, each share issued with a warrant (the “Warrants”) to purchase one share of Common Stock (the “Warrant Shares”) at an exercise price of $6.085 (the “Exercise Price”) with an exercise period expiring seven years after closing (the “Term”). The Warrants included full ratchet anti-dilution protection provisions, but the enforceability of such provisions was subject to stockholder approval. The Company held a special meeting of stockholders for the stockholders to approve the full ratchet anti-dilution protection on January 12, 2018. The stockholders approved the full-ratchet anti-dilution protection provisions at the special meeting.

The foregoing is a summary of the terms of the Warrants, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the form of Warrant, which was attached as Exhibit 4.1 to the Current Report on Form 8-K which was filed with the Securities and Exchange Commission on November 17, 2017 and which is incorporated by reference herein. A list of warrant holders immediately follows the form of Warrant, respectively, that are attached thereto.

Item 3.03. Material Modifications of Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  The Company’s special meeting of stockholders was held on January 12, 2018.

(b)  The stockholders approved the Anti-Dilution Approval Proposal set forth below.  The tabulation of votes for each proposal is as follows:

Proposal 1 — Anti-Dilution Approval Proposal

For	Against	Abstain

To approve the full ratchet anti-dilution protection provisions included in the Warrants issued in connection with the Company’s entry into purchase agreements on November 14, 2017 with certain existing and new institutional accredited Purchasers pursuant to which the Company, agreed to issue and sell to the Purchasers an aggregate of 2,958,094 shares of unregistered common stock of the Company, par value $0.001 per share, at a price per share of $6.085, each share issued with a warrant to purchase one share of Common Stock at an exercise price of $6.085 with an exercise period expiring seven years after closing

7,283,068	14,657	3,904

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1

Form of Warrant, dated as of November 14, 2017 by and among Leap Therapeutics, Inc. and the Holders identified on the schedule thereto (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (file No. 0001-3799) filed with the Securities and Exchange Commission on November 17, 2017).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Therapeutics, Inc.

Dated: January 12, 2018	By:	/s/ Christopher K. Mirabelli, Ph.D.
Name: Christopher K. Mirabelli, Ph.D.
Title: Chief Executive Officer and President

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